Exhibit 99.1

NEWS RELEASE Duke Energy Corporation P.O. Box 1009 Charlotte, NC 28201-1009

Nov. 3, 2011	MEDIA CONTACT Phone: 24-Hour: ANALYST CONTACT Phone:	Tom Shiel 704-382-2355 800-559-3853 Bill Currens 704-382-1603

Duke Energy Reports Strong Third Quarter Results;

Adjusted Diluted EPS Outlook Range for 2011 Increased to $1.40-$1.45 per share

•	Third quarter 2011 adjusted diluted earnings per share (EPS) were 50 cents, compared with 51 cents for the third quarter 2010

•	Reported diluted EPS for third quarter 2011 was 35 cents, compared to 51 cents for the third quarter 2010

•	Reported diluted EPS for third quarter 2011 includes a pre-tax impairment charge of approximately $220 million, or 10 cents per share, related to Edwardsport project

CHARLOTTE, N.C. – Duke Energy’s ability to consistently meet electricity demands during the warm summer months, combined with excellent performance from its International business unit resulted in third quarter 2011 adjusted diluted earnings per share of 50 cents, compared to 51 cents for the third quarter of 2010.

Reported diluted EPS for the third quarter 2011 was 35 cents, compared to 51 cents for the same period last year. Current quarter results reflect a pre-tax impairment charge of approximately $220 million related to the company’s Edwardsport, Ind., Integrated Gasification Combined Cycle (IGCC) project.

“The company had a solid third quarter, and as a result of its strong performance year to date, we are increasing our adjusted diluted earnings guidance range for the year from

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$1.35 - $1.40 to $1.40 - $1.45 per share,” said James E. Rogers, chairman, president and chief executive officer.

“The fourth quarter will require that we maintain our focus to complete our proposed merger with Progress Energy, work to resolve our rate cases in the Carolinas, and remain on track to complete major generation facilities at Cliffside in North Carolina and Edwardsport in Indiana by their 2012 deadlines,” he added. “Yet nothing is more important than ensuring our customers continue to receive safe, reliable, cost effective energy.”

For the quarter, adjusted diluted earnings benefitted from temperatures higher than normal throughout Duke Energy’s five-state Franchised Electric and Gas service territory, although the weather was cooler than last year. The company’s generation fleet, led by a 99.27 percent capacity factor in nuclear, ensured customers had the energy they needed despite sustained high temperatures.

Duke Energy International, meanwhile, saw strong results from its Latin American operations and increased earnings from its stake in National Methanol Company.

The impairment charge for the Edwardsport IGCC project, which has been excluded from adjusted diluted EPS, is the result of additional project cost pressures above the cost cap of $2.72 billion, excluding financing costs, the company previously proposed to the Indiana Utility Regulatory Commission (IURC).

The current cost estimate of the project, excluding financing costs, is approximately $2.98 billion. The state-of-the-art plant is scheduled to come on line in 2012.

Mark-to-market impacts of economic hedges in the Commercial Power segment and special items affecting Duke Energy’s adjusted diluted EPS for the quarters include:

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(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	3Q2011 EPS Impact	3Q2010 EPS Impact
Third Quarter 2011
• Edwardsport Impairment	$(222)	$87	$(0.10)	—
• Emission Allowances Impairment	$(79)	$28	$(0.04)	—
• Costs to Achieve, Progress Merger	$(13)	$3	$(0.01)	—
• Mark-to-market impact of economic hedges	$1	—	—	—

Third Quarter 2010
• Litigation reserve	$(26)	$10	—	$(0.01)
• Voluntary Opportunity Plan/Office Consolidation	$(20)	$8	—	$(0.01)
• Costs to Achieve, Cinergy Merger	$(7)	$3	—	—
• Mark-to-market impact of economic hedges	$33	$(11)	—	$0.02

Total diluted EPS impact			$(0.15)	$0.00

Reconciliation of reported to adjusted diluted EPS for the quarters:

	3Q2011 EPS	3Q2010 EPS
Diluted EPS, as reported	$0.35	$0.51
Adjustments to reported EPS:
• Diluted EPS impact of special items and mark-to-market in Commercial Power	$0.15	—

Diluted EPS, adjusted	$0.50	$0.51

BUSINESS UNIT RESULTS (ON A REPORTED BASIS)

U.S. Franchised Electric & Gas (USFE&G)

USFE&G reported third-quarter 2011 segment EBIT from continuing operations of $721 million, compared with $946 million in the third quarter of 2010. The decrease was primarily due to the approximate $220 million pre-tax impairment charge resulting from estimated cost increases associated with the Edwardsport IGCC project in Indiana. In the third quarter of 2010, the company recorded an impairment charge related to the Edwardsport project of approximately $45 million.

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Also impacting earnings was less favorable weather in 2011 than in 2010 and planned increases in operation and maintenance costs, partially offset by higher earnings from Duke Energy’s ongoing modernization program.

Commercial Power

Commercial Power reported third-quarter 2011 segment EBIT from continuing operations of $67 million, compared to $188 million in the third quarter of 2010. Results for the third quarter of 2011 include a $79 million pre-tax impairment of emission allowances resulting from the recently finalized EPA Cross-State Air Pollution Rule and lower mark-to-market gains on economic hedges. Additionally, results were affected by the annualized effect of 2010 customer switching in Ohio, which began to stabilize in the third quarter of 2010. The Midwest gas fleet continues to perform well and is on track to set a production record for the third straight year.

Duke Energy International (DEI)

DEI reported third-quarter 2011 segment EBIT from continuing operations of $168 million, compared to $110 million in the third quarter 2010. The improvement in DEI’s results for the quarter was driven primarily by higher average prices and volumes from National Methanol Company, favorable hydrology and higher average prices in Central America, and favorable pricing and foreign exchange rates in Brazil.

Other

Other includes corporate governance expenses, costs associated with the company’s 2010 voluntary employee separation plan, costs-to-achieve the merger with Progress Energy, and results from Duke Energy’s captive insurance company.

Other reported third-quarter 2011 net expense from continuing operations of $74 million, compared to $100 million in the third quarter 2010. The decrease in net expense was primarily due to prior-year severance costs associated with the voluntary employee separation plan and office consolidation, and a prior year litigation reserve.

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Interest Expense

Interest expense was $213 million for the third quarter 2011, compared to $202 million for the third quarter 2010. The increase is primarily due to higher debt balances that resulted from financing the company’s ongoing construction program.

Income Tax Expense

Income tax expense from continuing operations for the third quarter of 2011 was $208 million, compared to $301 million for the third quarter of 2010. The decrease in income tax expense was primarily due to lower pretax earnings. The effective tax rate was approximately 31 percent in both the third quarter of 2010 and 2011. The effective tax rate for full-year 2011 is forecasted to be approximately 32 percent.

Analyst Conference Call

An earnings conference call for analysts is scheduled for 11 a.m. ET Thursday, Nov. 3. The conference call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 800-753-0343 in the United States or 913-312-0418 outside the United States. The confirmation code is 5327887. Please call in 10 to 15 minutes prior to the scheduled start time. A replay of the conference call will be available until 2 p.m. ET, Nov. 13, 2011, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 5327887. A replay and transcript also will be available by accessing the investors’ section of the company’s website.

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the income attributable to non-controlling interests.

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Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of Duke Energy’s ownership interests in continuing operations without regard to financing methods or capital structures. Duke Energy’s management uses adjusted diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, adjusted for the per-share impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment, as a measure to evaluate operations of the company.

Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory accounting treatment, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of the company’s performance across periods. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measure for adjusted diluted

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EPS is reported diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of adjusted diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items and the mark-to-market impacts of economic hedges in the Commercial Power segment for future periods.

Duke Energy also uses adjusted segment EBIT and adjusted Other net expenses as a measure of historical and anticipated future segment and Other performance. When used for future periods, adjusted segment EBIT and adjusted Other net expenses may also include any amounts that may be reported as discontinued operations or extraordinary items. Adjusted segment EBIT and adjusted Other net expenses are non-GAAP financial measures, as they represent reported segment EBIT and Other net expenses adjusted for special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Management believes that the presentation of adjusted segment EBIT and adjusted Other net expenses provides useful information to investors, as it provides them an additional relevant comparison of a segment’s or Other’s performance across periods. The most directly comparable GAAP measure for adjusted segment EBIT or adjusted Other net expenses is reported segment EBIT or Other net expenses, which represents segment EBIT and Other net expenses from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of any forecasted adjusted segment EBIT or adjusted Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any

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amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy is one of the largest electric power holding companies in the United States. Its regulated utility operations serve approximately 4 million customers located in five states in the Southeast and Midwest, representing a population of approximately 12 million people. Its commercial power and international business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

Forward-Looking Information

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions.

These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, as well as rulings that affect cost and investment recovery or have an impact on rate structures; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in Duke Energy Corporation’s (Duke

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Energy) service territories, customer base or customer usage patterns; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on Duke Energy operations, including the economic, operational and other effects of storms, hurricanes, droughts and tornadoes; the impact on Duke Energy’s facilities and business from a terrorist attack; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints; the performance of electric generation facilities and of projects undertaken by Duke Energy’s non-regulated businesses; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of creditworthiness of counterparties to Duke Energy’s transactions; employee workforce factors, including the potential inability to attract and retain key personnel; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power and other projects; construction and development risks associated with the completion of Duke Energy’s capital investment projects in existing and new generation facilities, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from ratepayers in a timely manner or at all; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the expected timing and likelihood of completion of the proposed merger with Progress Energy, Inc. (Progress Energy), including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed merger that could reduce anticipated benefits or cause the

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parties to abandon the merger, the diversion of management’s time and attention from Duke Energy’s ongoing business during this time period, the ability to maintain relationships with customers, employees or suppliers as well as the ability to successfully integrate the businesses and realize cost savings and any other synergies and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the risk that the proposed merger with Progress Energy is terminated prior to completion and results in significant transaction costs to Duke Energy; and the ability to successfully complete merger, acquisition or divestiture plans.

These risks, as well as other risks associated with the merger, are more fully discussed in the joint proxy statement/prospectus that is included in the Registration Statement on Form S-4 that was filed with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in Progress Energy’s and Duke Energy’s reports filed with the SEC and available at the SEC’s website at www.sec.gov.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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September 2011

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per-share amounts and where noted)	2011	2010	2011	2010
Common Stock Data
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.35	$0.51	$1.06	$0.68
Diluted	$0.35	$0.51	$1.06	$0.68
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$—	$—	$—
Diluted	$—	$—	$—	$—
Net income (loss) attributable to Duke Energy Corporation common shareholders
Basic	$0.35	$0.51	$1.06	$0.68
Diluted	$0.35	$0.51	$1.06	$0.68
Dividends Declared Per Share	$—	$—	$0.74	$0.725
Weighted-Average Shares Outstanding
Basic	1,332	1,320	1,331	1,315
Diluted	1,333	1,322	1,332	1,316

INCOME
Operating Revenues	$3,964	$3,946	$11,161	$10,827

Total Reportable Segment EBIT	956	1,244	2,796	2,450
Other EBIT	(74)	(100)	(176)	(368)
Interest Expense	(213)	(202)	(635)	(624)
Interest Income and Other (a)	8	25	71	78
Income Tax Expense	(208)	(301)	(633)	(643)
Income from Discontinued Operations, net of tax	1	—	1	1

Net Income	470	666	1,424	894
Less: Net (Loss) Income Attributable to Noncontrolling Interests	(2)	(4)	6	1

Net Income Attributable to Duke Energy Corporation	$472	$670	$1,418	$893

CAPITALIZATION
Total Common Equity			54%	55%
Total Debt			46%	45%

Total Debt			$19,866	$18,291
Book Value Per Share			$17.19	$16.73
Actual Shares Outstanding			1,332	1,324
CAPITAL AND INVESTMENT EXPENDITURES
U.S. Franchised Electric and Gas	$900	$873	$2,656	$2,848
Commercial Power	118	82	224	400
International Energy	38	30	96	110
Other	29	72	100	184

Total Capital and Investment Expenditures	$1,085	$1,057	$3,076	$3,542

EBIT BY BUSINESS SEGMENT
U.S. Franchised Electric and Gas (b)	$721	$946	$2,052	$2,361
Commercial Power (c)	67	188	217	(287)
International Energy	168	110	527	376

Total Reportable Segment EBIT	956	1,244	2,796	2,450
Other EBIT	(74)	(100)	(176)	(368)
Interest Expense	(213)	(202)	(635)	(624)
Interest Income and Other (a)	8	25	71	78

Income Before Income Taxes	$677	$967	$2,056	$1,536

(a)	Other within Interest Income and Other includes foreign currency remeasurement gains and losses, an adjustment to add back the noncontrolling interest component of reportable segment and Other EBIT and additional noncontrolling interest amounts not allocated to the reportable segment and Other results.
(b)	Includes a pre-tax impairment charge of $222 million in the third quarter of 2011 and a $44 million pre-tax charge in the third quarter of 2010 related to the Edwardsport IGCC project.
(c)	Includes non-cash impairment charges of $79 million in 2011 related to an emission allowances impairment, $660 million in the second quarter of 2010, which consists of a $500 million goodwill impairment charge associated with the non-regulated Midwest generation operations and a $160 million charge to write-down the value of certain non-regulated Midwest generating assets and emission allowances associated with these generation assets.

September 2011

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except where noted)	2011	2010	2011	2010
U.S. FRANCHISED ELECTRIC AND GAS
Operating Revenues	$2,926	$2,944	$8,158	$8,042
Operating Expenses (a)	2,278	2,065	6,305	5,875
(Losses) Gains on Sales of Other Assets and Other, net	1	1	2	6
Other Income and Expenses, net	72	66	197	188

EBIT	$721	$946	$2,052	$2,361

Depreciation and Amortization	$352	$350	$1,032	$1,033

Duke Energy Carolinas GWh sales	22,832	23,608	63,626	65,432
Duke Energy Midwest GWh sales	16,127	16,592	44,816	46,196
Net Proportional MW Capacity in Operation			26,907	26,877

COMMERCIAL POWER
Operating Revenues	$687	$737	$1,926	$1,856
Operating Expenses (b)	621	553	1,723	2,166
(Losses) Gains on Sales of Other Assets and Other, net	2	1	15	4
Other Income and Expenses, net	1	5	11	26
Expense Attributable to Noncontrolling Interests	2	2	12	7

EBIT	$67	$188	$217	$(287)

Depreciation and Amortization	$56	$54	$173	$167

Sales, GWh	11,207	10,309	32,632	27,587
Actual Plant Production, GWh	8,813	7,606	24,182	20,731
Net Proportional MW Capacity in Operation			8,300	8,005

INTERNATIONAL ENERGY
Operating Revenues	$360	$273	$1,114	$919
Operating Expenses	236	180	707	605
(Losses) Gains on Sales of Other Assets and Other, net	—	—	—	(1)
Other Income and Expenses, net	49	23	138	82
Expense Attributable to Noncontrolling Interests	5	6	18	19

EBIT	$168	$110	$527	$376

Depreciation and Amortization	$23	$21	$66	$63

Sales, GWh	4,565	4,426	13,868	15,158
Proportional MW Capacity in Operation			4,190	4,203

OTHER
Operating Revenues	$14	$17	$34	$82
Operating Expenses	80	142	246	482
(Losses) Gains on Sales of Other Assets and Other, net	(6)	—	(6)	—
Other Income and Expenses, net	(8)	17	30	22
Benefit Attributable to Noncontrolling Interests	(6)	(8)	(12)	(10)

EBIT	$(74)	$(100)	$(176)	$(368)

Depreciation and Amortization	$24	$22	$75	$66

(a)	Includes a pre-tax impairment charge of $222 million in the third quarter of 2011 and a $44 million pre-tax charge in the third quarter of 2010 related to the Edwardsport IGCC project.
(b)	Includes non-cash impairment charges of $79 million in 2011 related to an emission allowances impairment, $660 million in the second quarter of 2010, which consists of a $500 million goodwill impairment charge associated with the non-regulated Midwest generation operations and a $160 million charge to write-down the value of certain non-regulated Midwest generating assets and emission allowances associated with these generation.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In millions, except per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Operating Revenues	$3,964	$3,946	$11,161	$10,827
Operating Expenses	3,192	2,915	8,910	9,056
(Losses) gains on Sales of Other Assets and Other, net	(5)	2	9	9

Operating Income	767	1,033	2,260	1,780

Other Income and Expenses, net	123	136	431	380

Interest Expense	213	202	635	624

Income From Continuing Operations Before Income Taxes	677	967	2,056	1,536
Income Tax Expense from Continuing Operations	208	301	633	643

Income From Continuing Operations	469	666	1,423	893
Income From Discontinued Operations, net of tax	1	—	1	1

Net Income	470	666	1,424	894
Less: Net (Loss) Income Attributable to Noncontrolling Interests	(2)	(4)	6	1

Net Income Attributable to Duke Energy Corporation	$472	$670	$1,418	$893

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.35	$0.51	$1.06	$0.68
Diluted	$0.35	$0.51	$1.06	$0.68
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$—	$—	$—
Diluted	$—	$—	$—	$—
Net Income attributable to Duke Energy Corporation common shareholders
Basic	$0.35	$0.51	$1.06	$0.68
Diluted	$0.35	$0.51	$1.06	$0.68
Dividends declared per share	$—	$—	$0.74	$0.725
Weighted-average shares outstanding
Basic	1,332	1,320	1,331	1,315
Diluted	1,333	1,322	1,332	1,316

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	September 30, 2011	December 31, 2010
ASSETS

Current Assets	$6,273	$6,223
Investments and Other Assets	9,072	9,264
Net Property, Plant and Equipment	41,877	40,344
Regulatory Assets and Deferred Debits	3,554	3,259

Total Assets	$60,776	$59,090

LIABILITIES AND EQUITY

Current Liabilities	$5,115	$3,897
Long-term Debt	17,584	17,935
Deferred Credits and Other Liabilities	15,178	14,605
Equity	22,899	22,653

Total Liabilities and Equity	$60,776	$59,090

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Nine Months Ended September 30,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,424	$894
Adjustments to reconcile net income to net cash provided by operating activities:	1,603	2,767

Net cash provided by operating activities	3,027	3,661

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(3,070)	(3,525)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	405	130

Net increase in cash and cash equivalents	362	266
Cash and cash equivalents at beginning of period	1,670	1,542

Cash and cash equivalents at end of period	$2,032	$1,808

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

September 2011

	Three Months Ended September 30,			Nine Months Ended September 30,
			%			%
	2011	2010	Inc.(Dec.)	2011	2010	Inc.(Dec.)

GWH Sales
Residential	8,493	8,873	(4.3%)	22,692	23,719	(4.3%)
General Service	7,988	8,127	(1.7%)	21,236	21,454	(1.0%)
Industrial (including Textile)	5,665	5,668	(0.1%)	15,782	15,578	1.3%

Other Energy Sales	71	72	(0.8%)	215	216	(0.3%)
Regular Resale	—	—	0.0%	—	25	(100.0%)

Total Regular Sales Billed	22,217	22,740	(2.3%)	59,925	60,992	(1.7%)

Special Sales	1,615	1,567	3.1%	4,686	4,526	3.5%

Total Electric Sales	23,832	24,307	(2.0%)	64,611	65,518	(1.4%)

Unbilled Sales	(1,000)	(699)	(43.2%)	(985)	(86)	(1,045.3%)

Total Consolidated Electric Sales - Carolinas	22,832	23,608	(3.3%)	63,626	65,432	(2.8%)

Average Number of Customers
Residential	2,042,267	2,034,842	0.4%	2,040,093	2,033,720	0.3%
General Service	335,077	333,043	0.6%	334,302	332,747	0.5%
Industrial (including Textile)	6,910	7,158	(3.5%)	6,987	7,213	(3.1%)

Other Energy Sales	14,246	14,123	0.9%	14,204	14,122	0.6%
Regular Resale	—	—	0.0%	—	2	(100.0%)

Total Regular Sales	2,398,500	2,389,166	0.4%	2,395,586	2,387,804	0.3%

Special Sales	26	29	(10.3%)	26	31	(16.1%)

Total Avg Number of Customers - Carolinas	2,398,526	2,389,195	0.4%	2,395,612	2,387,835	0.3%

Heating and Cooling Degree Days
Actual
Heating Degree Days	18	3	408.2%	1,953	2,192	(10.9%)
Cooling Degree Days	1,126	1,235	(8.8%)	1,766	1,936	(8.8%)

Variance from Normal
Heating Degree Days	2.2%	(81.1%)	n/a	0.2%	13.4%	n/a
Cooling Degree Days	16.9%	27.3%	n/a	22.0%	34.4%	n/a

Duke Energy Midwest

Quarterly Highlights

Supplemental Franchised Electric Information

September 2011

	Three Months Ended September 30,			Nine Months Ended September 30,
			%			%
	2011	2010	Inc.(Dec.)	2011	2010	Inc.(Dec.)

GWH Sales
Residential	5,296	5,472	(3.2%)	14,503	14,754	(1.7%)
General Service	5,115	5,176	(1.2%)	13,854	13,946	(0.7%)
Industrial	4,203	4,182	0.5%	12,051	12,062	(0.1%)

Other Energy Sales	36	42	(14.3%)	120	127	(5.5%)

Total Regular Electric Sales Billed	14,650	14,872	(1.5%)	40,528	40,889	(0.9%)

Special Sales	1,579	1,787	(11.6%)	4,745	5,470	(13.3%)

Total Electric Sales Billed - Midwest	16,229	16,659	(2.6%)	45,273	46,359	(2.3%)

Unbilled Sales	(102)	(67)	(52.2%)	(457)	(163)	(180.4%)

Total Electric Sales - Midwest	16,127	16,592	(2.8%)	44,816	46,196	(3.0%)

Average Number of Customers
Residential	1,404,032	1,402,796	0.1%	1,408,690	1,406,361	0.2%
General Service	184,932	184,642	0.2%	184,803	184,882	(0.0%)
Industrial	5,369	5,433	(1.2%)	5,362	5,449	(1.6%)

Other Energy	4,261	4,186	1.8%	4,240	4,168	1.7%

Total Regular Sales	1,598,594	1,597,057	0.1%	1,603,095	1,600,860	0.1%

Special Sales	12	15	(20.0%)	12	16	(25.0%)

Total Avg Number Electric Customers - Midwest	1,598,606	1,597,072	0.1%	1,603,107	1,600,876	0.1%

Heating and Cooling Degree Days*
Actual
Heating Degree Days	18	4	350.0%	2,445	2,465	(0.8%)
Cooling Degree Days	955	1,008	(5.3%)	1,331	1,476	(9.8%)

Variance from Normal
Heating Degree Days	20.0%	(75.0%)	n/a	3.4%	4.5%	n/a
Cooling Degree Days	29.1%	31.6%	n/a	25.7%	36.8%	n/a

*	Reflects HDD and CDD for Duke Energy Indiana, Duke Energy Ohio and Duke Energy Kentucky

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended September 30, 2010

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Voluntary Opportunity Plan/Office Consolidation Costs		Litigation Reserve		Economic Hedges (Mark-to- Market) *		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric and Gas	$946	$—		$—		$—		$—		$—	$946

Commercial Power	155	—		—		—		33	B	33	188

International Energy	110	—		—		—		—		—	110

Total reportable segment EBIT	1,211	—		—		—		33		33	1,244

Other	(47)	(7	) A	(20	) C	(26	) D	—		(53)	(100)

Total reportable segment EBIT and Other EBIT	$1,164	$(7)		$(20)		$(26)		$33		$(20)	$1,144

Interest Expense	(202)	—		—		—		—		—	(202)
Interest Income and Other	25	—		—		—		—		—	25
Income Taxes from Continuing Operations	(311)	3		8		10		(11)		10	(301)
Less: Net Income Attributable to Noncontrolling Interests	(4)	—		—		—		—		—	(4)

Net Income (Loss) Attributable to Duke Energy Corporation	$680	$(4)		$(12)		$(16)		$22		$(10)	$670

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.51	$—		$(0.01)		$(0.01)		$0.02		$—	$0.51

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.51	$—		$(0.01)		$(0.01)		$0.02		$—	$0.51

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A - $6 million expense recorded in Depreciation and amortization and $1 million expense recorded in Operation, maintenance and other (all Operating Expenses) on the Condensed Consolidated Statements of Operations.

B - $26 million gain recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $7 million gain recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.

C - $19 million recorded in Operation, maintenance and other (all Operating Expenses) and $1 million recorded in Property and other taxes on the Condensed Consolidated Statements of Operations.

D - Recorded in Operation, maintenance and other (all Operating Expenses) on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions
Basic	1,320

Diluted	1,322

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation's performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Nine Months Ended September 30, 2010

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Voluntary Opportunity Plan/ Office Consolidation Costs		Goodwill and Other Impairments		Litigation Reserve		Economic Hedges (Mark-to-Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric and Gas	$2,361	$—		$—		$—		$—		$—		$—		$—	$2,361

Commercial Power	344	—		—		(660	) E	—		29	B	—		(631)	(287)

International Energy	376	—		—				—		—		—		—	376

Total reportable segment EBIT	3,081	—		—		(660)		—		29		—		(631)	2,450

Other	(157)	(21	) A	(164	) D	—		(26	) F	—		—		(211)	(368)

Total reportable segment and Other EBIT	$2,924	$(21)		$(164)		$(660)		$(26)		$29		$—		$(842)	$2,082

Interest Expense	(624)	—		—		—		—		—		—		—	(624)
Interest Income and Other	78	—		—		—		—		—		—		—	78
Income Taxes from Continuing Operations	(773)	8		64		58		10		(10)		—		130	(643)
Discontinued Operations, net of taxes	—	—		—		—		—		—		1	C	1	1
Less: Net Income Attributable to Noncontrolling Interests	1	—		—		—		—		—		—		—	1

Net Income (Loss) Attributable to Duke Energy Corporation	$1,604	$(13)		$(100)		$(602)		$(16)		$19		$1		$(711)	$893

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.22	$(0.01)		$(0.07)		$(0.46)		$(0.01)		$0.01		$—		$(0.54)	$0.68

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.22	$(0.01)		$(0.07)		$(0.46)		$(0.01)		$0.01		$—		$(0.54)	$0.68

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A - $18 million recorded in Depreciation and amortization and $3 million recorded in Operation, maintenance and other (all Operating Expenses) on the Condensed Consolidated Statements of Operations.

B - $9 million gain recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $20 million gain recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.

C - Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

D - $157 million recorded in Operation, maintenance and other (all Operating Expenses) and $7 million recorded in Property and other taxes on the Condensed Consolidated Statements of Operations.

E- Recorded in Goodwill and other impairment charges on the Condensed Consolidated Statements of Operations.

F - Recorded in Operation, maintenance and other (all Operating Expenses) on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions
Basic	1,315

Diluted	1,316

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation's performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended September 30, 2011

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Progress Merger		Edwardsport Impairment		Emission Allowances Impairment		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric and Gas	$943	$—		$(222	) E	$—		$—		$—		$(222)	$721

Commercial Power	145	—		—		(79	) C	1	B	—		(78)	67

International Energy	168	—		—		—		—		—		—	168

Total reportable segment EBIT	1,256	—		(222)		(79)		1		—		(300)	956

Other	(61)	(13	) A	—		—		—		—		(13)	(74)

Total reportable segment and Other EBIT	$1,195	$(13)		$(222)		$(79)		$1		$—		$(313)	$882

Interest Expense	(213)	—		—		—		—		—		—	(213)
Interest Income and Other	8	—		—		—		—		—		—	8
Income Taxes from Continuing Operations	(326)	3		87		28		—		—		118	(208)
Discontinued Operations, net of taxes	—	—		—		—		—		1	D	1	1
Less: Net Income Attributable to Non-controlling Interests	(2)	—		—		—		—		—		—	(2)

Net Income (Loss) Attributable to Duke Energy Corporation	$666	$(10)		$(135)		$(51)		$1		$1		$(194)	$472

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.50	$(0.01)		$(0.10)		$(0.04)		$—		$—		$(0.15)	$0.35

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.50	$(0.01)		$(0.10)		$(0.04)		$—		$—		$(0.15)	$0.35

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A - Recorded in Operation, maintenance and other (Operating Expenses) on the Condensed Consolidated Statements of Operations.

B - $2 million gain recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $1 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.

C - Recorded in Goodwill and other impairment charges within Operating Expenses on the Condensed Consolidated Statements of Operations.

D - Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

E - Recorded in Goodwill and other impairment charges within Operating Expenses on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions
Basic	1,332

Diluted	1,333

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy Corporation’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Nine Months Ended September 30, 2011

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Progress Merger		Edwardsport Impairment		Emission Allowances Impairment		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric and Gas	$2,274	$—		$(222	) E	$—		$—		$—		$(222)	$2,052

Commercial Power	299	—		—		(79	) C	(3	) B	—		(82)	217

International Energy	527	—		—		—		—		—		—	527

Total reportable segment EBIT	3,100	—		(222)		(79)		(3)		—		(304)	2,796

Other	(147)	(29	) A			—		—		—		(29)	(176)

Total reportable segment and Other EBIT	$2,953	$(29)		$(222)		$(79)		$(3)		$—		$(333)	$2,620

Interest Expense	(635)	—		—		—		—		—		—	(635)
Interest Income and Other	71	—		—		—		—		—		—	71
Income Taxes	(755)	6		87		28		1		—		122	(633)
Discontinued Operations, net of taxes	—	—		—		—		—		1	D	1	1
Less: Net Income Attributable to Noncontrolling Interests	6	—		—		—		—		—		—	6

Net Income (Loss) Attributable to Duke Energy Corporation	$1,628	$(23)		$(135)		$(51)		$(2)		$1		$(210)	$1,418

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.22	$(0.02)		$(0.10)		$(0.04)		$—		$—		$(0.16)	$1.06

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.22	$(0.02)		$(0.10)		$(0.04)		$—		$—		$(0.16)	$1.06

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A - Recorded in Operation, maintenance and other (Operating Expenses) on the Condensed Consolidated Statements of Operations.

B - Recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.

C - Recorded in Goodwill and other impairment charges within Operating Expenses on the Condensed Consolidated Statements of Operations.

D - Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

E - Recorded in Goodwill and other impairment charges within Operating Expenses on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions
Basic	1,331

Diluted	1,332

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy Corporation’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation's performance across periods.